ASSIGNMENT OF PRODUCTION AND PROCEEDS
(Laurel County)

TO BE RECORDED IN THE REAL ESTATE RECORDS

THIS ASSIGNMENT OF PRODUCTION AND PROCEEDS (this “Assignment”) is made and entered into effective as of January 1, 2008, by and between WILDCAT ENERGY CORP., a Nevada corporation, with an address of P.O. Box 3008, London, Kentucky  40743 (“Assignor”), and ENERGAS RESOURCES, INC., a Delaware corporation, with an address of 800 NE 63rd Street, 3rd Floor, Oklahoma City, Oklahoma County, Oklahoma  73105 (“Assignee”).
RECITALS:

A.            Pursuant to the terms and conditions of that certain Agreement of Purchase and Sale of Assets among assignor, Assignee, TGC, Inc., and AT Gas Gathering Systems, Inc., of even date with this Assignment, Assignee has agreed to make a term loan in the amount of $2,200,000.00 to Assignor and (the “Loan”), as evidenced by that certain Non-Recourse Commercial Note of even date herewith made by Assignor to the order of Assignee in the face principal amount of $2,200,000.00 (the “Note”).  The Maturity Date of the Note, which shall be the Maturity Date of this Assignment, is January 1, 2010.

B.            In order to induce Assignee to make the Loan to Assignor, without which inducement Assignee would be unwilling to take such actions, Assignor has agreed to pledge certain proceeds as security for the Loan, as more fully described herein.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            ASSIGNMENT. To secure the full, due and punctual payment of all indebtedness evidenced by the Note, and/or any extension or renewal thereof, as well as all costs, taxes, assessments, charges, insurance premiums, compensation of attorneys’ and collection fees, and the costs and indebtedness incurred and paid hereunder, and to secure the faithful observance and performance of all of the obligations, agreements, covenants and stipulations contained herein, in the Loan Agreement, in the “Loan Documents,” as that term is defined in the Loan Agreement and in the Note (collectively with the Note, the “Secured Obligations”), Assignor declares that it hereby affects, assigns, pledges, grants a security interest, and hypothecates unto Assignee the following rights, interests, and properties:

1.1            Assignments. Any and all interest of Assignor in and to the natural gas and oil wells located in Laurel County, Kentucky (the “Gas Wells”), and other rights appurtenant thereto, as described in Exhibit A attached hereto, whether now existing or that exist in the future. Said interests hereinafter are collectively referred to as “Assignor’s Interest.”

1.2            Proceeds. The interest of Assignor in, to and under or derived from all presently existing, or any that exist in the future, operating agreements, oil and natural gas sales, purchase, exchange and processing contracts and agreements, and instruments that relate to Assignor’s Interest or to the production of oil, natural gas and other hydrocarbons from or attributable thereto (the “Oil and Gas Agreements”) and any and all accounts, accounts receivable, proceeds and payments generated therefrom, including but not limited to, the working interest income from the Gas Wells and all as-extracted collateral from the Gas Wells.

1.3            Property. Any and all interest, now or hereafter acquired, of Assignor in and to all property and fixtures, including corporeal moveables now or hereafter situated upon or affixed to Assignor’s Interest, the lands covered thereby, or a unit including all or a part of such lands or the Assignor’s Interest attributable to or dedicated to the exploration of mineral or oil and gas rights covered or affected by Assignor’s Interest including the participation or inclusion of any of Assignor’s Interest in any unit or units, or any part thereof, and owned or used in connection with the exploration, development or operation of Assignor’s Interest or for the production, treatment, storing or transportation of oil, gas, or other minerals, including by way of illustration only and not by way of limitation, all platforms, wells, casing, tubing, tanks, tank batteries, separators, rods, pumps, flow lines, water lines, gas lines, machinery, other equipment, pipelines and power lines, and product purchase and sale contracts, permits, easements, licenses, rights of way, surface leases, pooling and communitization agreements, gas gathering and transmission agreements, and any and all other agreements to the extent they pertain to the Gas Wells and all pumps, meters, casing, rods, tubing, wellhead equipment, separators, tanks, compressors, gathering lines, flow lines, and all other surface and down hole equipment, fixtures, gathering and treating facilities, used in connection with the Gas Wells.

The rights, interests and properties hereinabove described or referred to under Subsections 1.1, 1.2 and 1.3 are sometimes collectively referred to hereinafter as the “Assigned Property.”

To the extent that the Assigned Property includes personal property or items of personal property which are or are to become fixtures under applicable law, or oil, gas and other minerals (including the products obtained or processed therefrom) owned by Assignor and produced or to be produced, obtained or secured from or attributable to or accrued or accruing to the Assignor’s Interest, together with proceeds of every character payable therefrom, this Assignment shall also be construed as a security agreement under the Uniform Commercial Laws of Kentucky, and if an event of default is continuing, Assignee shall be entitled with respect to such property to all remedies available under applicable law.

2.            REPRESENTATIONS, WARRANTIES AND COVENANTS.

2.1            Binding Obligations. Assignor represents, warrants and covenants that this Assignment is a legal, valid, and binding obligation of Assignor and that no consent or other third party consent or approval related to the Assignor’s Interest, the Oil and Gas Agreements, or otherwise is required for Assignor to enter into this Assignment.

2.2            Assignments. Assignor represents, warrants and covenants that (a) the assignments thereof comprising Assignor’s Interest are in full force and effect and have not been amended, supplemented or otherwise modified except as disclosed to Assignee in writing, and (b) there is no currently existing default or breach under any such assignment, nor is there currently existing any condition or circumstance which, with the giving of notice, the passage of time, or both, would constitute a default or breach under any such assignment.

2.3            Payments. So long as the indebtedness secured hereby or any part hereof remains unpaid, Assignor, for itself, its successors and assigns, covenants and agrees with Assignee as follows:

(a)            To pay and to discharge promptly, as and when due, and in apt time to prevent and to avoid any sale or forfeiture of the Assigned Property therefor, all taxes, assessments, forced contributions, local assessments and governmental charges of every description, which shall, from time to time, be legally imposed, or assessed, or levied by any lawful taxing authority, federal, state or local, upon the Assigned Property, or any part thereof, so that the priority of these presents, as herein stipulated for, shall at all times be duly maintained and preserved; provided, however, that Assignor shall not be required to pay any such taxes, assessments, or charges, so long as the validity or the amount thereof shall be contested in good faith by Assignor in a court of competent jurisdiction, and so long as such contestation shall remain undetermined; but provided further that, in any such event, Assignee, at its option, and as a condition precedent to any such contest, shall be entitled to demand of Assignor, and Assignor hereby agrees to furnish, adequate security to protect Assignee in the premises. In the event Assignor should, for any reason, fail to pay promptly any such taxes, assessments, forced contributions, local assessments and governmental charges, as and when due, Assignee shall be authorized to pay the same with full subrogation to all rights of the taxing authorities by reason of such payment and the amounts so paid, which sum shall be secured by the Assignment, and Assignor, its successors and assigns, covenants and agrees that within 10 days after payment by Assignee the amount so paid by Assignee as aforesaid, shall become immediately due and payable and Assignor covenants and agrees to pay same upon demand. Nothing herein contained shall be construed, however, as making any such payments of any obligatory upon Assignee, or as making it liable for any loss, damage or injury resulting from any such non-payment;

(b)            Promptly to pay and to discharge all debts, claims and demands of whatever name or nature which might by law be entitled to liens superior in rank to that hereby created; but nothing herein contained shall be construed to require Assignor to pay any such debt, claim or demand, so long as the validity or amount thereof shall be contested in good faith in a competent court by Assignor and such contestation shall remain undetermined; provided, however, that if Assignor elects to contest any such debt, claim or demand, Assignee, at its option, and as a condition precedent to such contest, shall be entitled to demand of Assignor, and Assignor agrees to furnish, security satisfactory to Assignee to protect Assignee in the premises;

(c)            To furnish to Assignee, if Assignee shall so request, periodic statements showing that all severance taxes or any other taxes, charges or assessments due on production of oil or other minerals attributable to Assignor’s Interest have been properly paid;

(d)            That Assignee will promptly correct any defect, error or omission which may be discovered in the contents of this Assignment or in the execution or acknowledgment thereof, and will execute and deliver any and all additional instruments as may be required to correct such defect, error or omission or to identify any additional properties which are or become subject to the Assignment;

(e)            That Assignor will cause the Assigned Property, at all times during which such property is being actively operated, to be operated in a good and workmanlike manner in accordance with all applicable laws, rules, regulations and orders promulgated by all duly constituted authorities and in accordance with the provisions of the Assignor’s Interest, and will maintain all of the Assigned Property, at all times during which such property is being actively operated, in good operating condition, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made;

(f)            That Assignor will observe and comply with all of the terms and provisions, express or implied, of the Assignor’s Interest and all agreements, pertaining thereto, and will not amend any agreement relating to the Assignor’s Interest, so as to affect materially the value of the Assigned Property, or to terminate any of the agreements or other instruments, or to surrender, abandon, or release any of the Assignor’s Interest, in whole or in part.

(g)            That Assignor will forward to Assignee any and all default notices received which apply to the Assignor’s Interest, including, but not limited to any default notices received pursuant to any of the assignments comprising the Assignor’s Interest.

3.            ASSIGNMENT AND PLEDGE OF PRODUCTION.

3.1            Assignment. For the purpose of additionally securing the payment of all indebtedness and other obligations secured hereby, and to facilitate the discharge of all such indebtedness and obligations, and as cumulative of any and all rights and remedies herein provided for, Assignor hereby transfers, assigns, conveys, pledges, sets over and delivers to Assignee all oil, gas and other hydrocarbons accruing to or receivable by Assignor by virtue of its ownership in the Assignor’s Interest (such oil, gas and other hydrocarbons hereinafter collectively referred to as “Hydrocarbons”) and all proceeds, accounts, and payments from the Hydrocarbons (after deduction for production and severance taxes applicable thereto). Upon the occurrence of an Event of Default, Assignor will promptly execute and deliver any and all transfer orders, division orders and other instruments that may be requested by Assignee for the purpose of effectuating the pledge and assignment made hereunder. Upon the occurrence of an Event of Default, all parties producing, purchasing, or receiving any Hydrocarbons or having in their possession any Hydrocarbons or proceeds therefrom are hereby authorized and directed (until notified in writing by Assignee that all amounts and indebtedness secured hereby have been paid) to pay directly to Assignee, as the assignee and transferee of Assignor, in its place and stead, the Hydrocarbons and the proceeds and accounts therefrom, and each of them shall be fully protected in so treating and so regarding the Assignee as such assignee and shall be under no obligation to see to the application by Assignee of any such process received by it.

3.2            Limited Liability. Assignee is hereby absolved from all liability for its failure to enforce collection of the proceeds, payments or accounts generated from the Hydrocarbons so assigned and from all other responsibility in connection therewith. Assignor agrees to indemnify and to hold harmless Assignee against any and all liabilities, actions, claims, judgments, costs, charges and attorneys’ fees incurred by reason of the assertion that the Assignee has received, either before or after the payment in full of the indebtedness secured hereby, proceeds of Hydrocarbons claimed by third persons. Assignee shall have the right to defend against any such claims or actions, employing attorneys of its own selection, and Assignee shall have the right to compromise and adjust any such claims, actions and judgments; and in addition to the rights to be indemnified, as herein provided, all amounts paid by Assignee in compromise, satisfaction, or discharge of any such claim, action or judgment and all court costs, attorneys’ fees and other expenses of every character incurred shall be a demand obligation owing by Assignor to Assignee, shall bear interest at the rate as provided in the Note from the date of expenditure until paid, and shall constitute a portion of the indebtedness secured by the lien evidenced by this Assignment.

3.3            Payment. Nothing herein contained shall detract from or limit the obligation of Assignor to make prompt payment of the Secured Obligations in accordance with its terms and conditions.

4.            WAIVER AND PARTIAL RELEASE. Assignee may, at any time and from time to time in writing (i) waive compliance by Assignor with any covenant herein made by Assignor to the extent and in the manner specified in such writing; or (ii) consent to Assignor’s commission of any act which hereunder Assignor is prohibited from doing, or to Assignor’s failure to do an act which hereunder Assignor is required to do, to the extent and in the manner specified in such writing; or (iii) release any part of the Assigned Property, or any interest therein, or any proceed of Hydrocarbons from the lien of this Assignment. No such waiver, consent or release shall in any manner be construed as waiving, consenting to or releasing any rights of Assignee or obligations of Assignor hereunder except as specifically provided in writing by Assignee hereunder.

5.            REMEDIES IN EVENT OF DEFAULT.

5.1            Event of Default. The term “Event of Default” as used in this Assignment shall mean the occurrence of any of the following events:

(a)            Assignor and/or Other Borrowers default in the payment of principal or interest on any of the Secured Obligations; or

(b)            Assignor defaults in the performance or observance of any term, warranty, covenants, representation, condition or agreement contained herein; or

(c)            An event of default occurs under the Loan Agreement, Note, or any of the other “Loan Documents,” as that term is defined in the Loan Agreement; or

(d)            If the Assigned Property or any portion thereof, be seized in the execution of writ of executory process, attachment, or of any other legal process; or

(e)            Assignor becomes insolvent or makes an assignment for the benefit of creditors; or

(f)            A receivership is appointed for any/all of the properties of Assignor or of Assignor’s Interest in any Assigned Property; or

(g)            Assignor is adjudicated bankrupt or requests, either by way of petition or answer, to be adjudicated a bankrupt, or for any rearrangement, extension, reorganization or other remedy at law for the relief of debtors now or hereafter existing, or a petition is filed by creditors of said party in which it is sought that the party be adjudicated a bankrupt or that there be granted with respect to said party any rearrangement, extension, reorganization, or other relief under any bankruptcy law or under any other law for the relief of debtors now or hereafter existing.

5.2            Acceleration. Upon the occurrence of an Event of Default, all indebtedness secured hereby in its entirety may be accelerated and immediately due and payable, and the liens evidenced hereby shall be subject to foreclosure in any manner provided for herein or provided for by law.

5.3            Remedies. Upon the occurrence of an Event of Default, Assignee is authorized prior to or subsequent to the institution of any foreclosure proceedings to enter upon the Assigned Property, or any part thereof, and to exercise without interference from Assignor any and all rights which Assignor has with respect to the management, possession, operation and collection of the Assigned Property. All costs, expenses and liabilities of every character incurred by Assignee in managing, operating, maintaining or collecting such properties, shall be payable upon Assignee’s demand, shall draw interest from the date of expenditure until paid at the rate as provided in the Note, all of which shall constitute a portion of the indebtedness secured by the lien evidenced by this Assignment.

5.4            Foreclosure. Assignor, for itself, its successors and assigns, hereby agrees and stipulates that it shall be lawful for, and Assignor hereby authorizes Assignee, upon the occurrence of an Event of Default, to cause all or any portion of the Assigned Property to be seized and sold by executory process, without appraisement, either in its entirety or in lots or parcels, as Assignee may determine, to the highest bidder for cash or on such terms and conditions as Assignee in such proceedings may direct; and Assignor, for itself and its successors and assigns, hereby acknowledges the obligations secured hereby, whether now existing or to arise hereafter.

5.5            Proceeds of Foreclosure. The proceeds of any sale held by any receiver or public officer in foreclosure of the liens evidenced hereby shall be applied by Assignee in its sole and uncontrolled discretion in any order and amount to the payment of all necessary costs and expenses incident to such foreclosure sale, including, but not limited to, all court costs, attorney fees and charges of every character and to the payment of the indebtedness secured hereby, to unpaid interest and unpaid principal thereon in such order and in such amounts as Assignee shall determine in its sole discretion; the remainder, if any, shall be paid to Assignor, its successors or assigns, as its interests may appear. Assignee shall have the right to become the purchaser at any sale held by any receiver or public officer, and Assignee shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid.

5.6            Cumulative Remedies. All remedies herein expressly provided for are cumulative of any and all other remedies now existing at law, and Assignee shall, in addition to the remedies herein provided, be entitled to avail itself of all such other remedies as may now or hereafter exist at law for the collection of said indebtedness, the enforcement of the covenants herein, and the foreclosure of the lien evidenced hereby.  The resort to any remedy provided for hereunder, or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

5.7            Security. Assignee may resort to any security given by this Assignment or to any other security now existing or hereafter given to secure the payment of the indebtedness secured hereby, in whole or in part, and in such portions and in such order as may seem best to said Assignee in its sole and uncontrolled discretion, and any such action shall not in any manner be considered a waiver of any of the rights, benefits or liens evidenced by this instrument.

6.            GOVERNING LAW. This Assignment shall in all respects be construed under the laws of the Commonwealth of Kentucky.

7.            BINDING TERMS. The terms, provisions, covenants and conditions hereof shall be binding upon Assignor, its successors and assigns, and shall inure to the benefit of Assignee, whether or not expressly provided for herein.

8.            RELEASE.  If the Assignor and other obligors shall pay or cause to be paid unto the Assignee, its successors and assigns, all of the principal and interest under all of the Secured Obligations at the time and in the manner prescribed by the Secured Obligations, then this Assignment shall, at Assignor’s expense, be released of record by the Assignee.

9.            COLLECTION OF PAYMENTS. If no Event of Default or default shall have occurred under any of the Secured Obligations, this Assignment, the Loan Agreement, or any of the other Loan Documents, as that term is defined in the Loan Agreement, then Assignor shall be entitled to collect directly any payments made on account of the Assigned Property.

10.            JURISDICTION.  ASSIGNOR HEREBY IRREVOCABLY AGREES AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN LAUREL COUNTY, KENTUCKY, OR, AT THE OPTION OF ASSIGNEE IN ITS SOLE DISCRETION, OF ANY STATE OR FEDERAL COURT(S) LOCATED WITHIN ANY OTHER COUNTY, STATE OR JURISDICTION IN WHICH THE BANK AT ANY TIME OR FROM TIME TO TIME CHOOSES IN ITS SOLE DISCRETION TO BRING AN ACTION OR OTHERWISE EXERCISE A RIGHT OR REMEDY, AND ASSIGNOR WAIVES ANY OBJECTION BASED ON AN

INCONVENIENT FORUM AND ANY OBJECTION TO VENUE OF ANY SUCH ACTION OR PROCEEDING.

11.            JURY TRIAL WAIVER.  ASSIGNOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS ASSIGNMENT, THE NOTE, OR ANY OTHER LOAN DOCUMENT OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER WRITTEN OR ORAL) OR ACTIONS OF THE ASSIGNOR OR ASSIGNEE.

IN WITNESS WHEREOF, the parties have entered into this Assignment on the dates of the acknowledgments herein below taken, to be effective for all purposes, however, as of the dated first written above.

ASSIGNEE:                                                                                      ASSIGNOR:

WILDCAT ENERGY CORP.                                                            ENERGAS RESOURCES, INC.

By: /s/ Blair J. Merriam                                                 By:    /s/ George Shaw
        Blair J. Merriam                                                               George Shaw
Title: V. Pres.                                                                 Title:       President

STATE OF Oklahoma
COUNTY OF McClain

The foregoing instrument was subscribed, sworn to and acknowledged before me on January 17, 2008, by George Shaw, as President of Energas Resources, Inc., a Delaware corporation, Assignor herein, on behalf of said corporation.

[AFFIX SEAL]                                                      /s/ Vicki Webb
Notary Public
My Commission Expires:8/28/2011

STATE OF Oklahoma
COUNTY OF McClain

The foregoing instrument was subscribed, sworn to and acknowledged before me on January 17, 2008, by Blair Merriam, as V. Pres. of Wildcat Energy Corp., a Nevada corporation, Assignee herein, on behalf of said corporation.

[AFFIX SEAL]                                                      /s/ Vicki Webb
Notary Public
My Commission Expires:8/28/2011

This Instrument Prepared By:

FROST BROWN TODD LLC

Brady W. Dunnigan
250 West Main Street, Suite 2700
Lexington, Kentucky  40507-1749
(859) 231-0000

EXHIBIT A

Wells

Well	Permit No.	Quadrangle	County	Carter Coordinates	W.I.	N.R.I.
Wilkerson, Opal & Elmer #1	14392	Blackwater	Laurel	15-H-67 1400FSL, 1350FWL	100%	81.25%
Crook, Farce & Bryan #1	14740	Lily	Laurel	11-H-66 300FSL, 1050 FEL	100%	87.5%
Crook, Mark & Tammy #2*	98823	Lily	Laurel	11-H-66 1300 FSL, 1025FEL	100%	87.5%
Sulfridge, George #1	98858	Blackwater	Laurel	15-H-67 2619FSL, 1061FWL	100%	81.25%

*The Crook #2 well has a recently revised survey from Meredith Surveys that will be used to acquire a new permit to get this well placed under TGC, Inc.’s Bond.  Once TGC, Inc. secures a permit, it will immediately assign the well to Wildcat Energy Corp.

Being part of the same property conveyed to Wildcat Energy Corp. by virtue of Bill of Sale, Assignment and Assumption Agreement with Energas Resources, Inc., TGC, Inc., and AT Gas Gathering Systems, Inc., of even date herewith.